Exhibit 4.5

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUBIST PHARMACEUTICALS, INC.

2.50% CONVERTIBLE SENIOR NOTES DUE 2017

No. 1	Initially $450,000,000

CUSIP No.: 229678 AD9

Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000) or such lesser amount as set forth in the “Schedule of Exchanges of Securities” attached hereto on November 1, 2017, and interest thereon as set forth below.

This Security shall bear interest at the rate of 2.50% per year from October 25, 2010, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until November 1, 2017.  Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2011, to Holders of record at the close of business on the preceding April 15 and October 15 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable as set forth in Section 7.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Security therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 7.04 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Securities plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.02(e) of the Indenture.

The Company shall pay the principal of and interest on this Security so long as such Security is a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Security.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Securities (other than Securities that are Global Securities) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as Paying Agent, Primary Registrar, Securities Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, as an office or agency of the Company for each of the aforesaid purposes.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the

Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CUBIST PHARMACEUTICALS, INC.

			By:	/s/ Michael W. Bonney
				Name:	Michael W. Bonney
				Title:	President & Chief Executive Officer

Attest:

By:	/s/ Tamara L. Joseph
	Name:	Tamara L. Joseph
	Title:	Senior Vice President, General Counsel & Secretary

Dated: October 25, 2010

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Raymond K. O’Neil
Authorized Signatory

REVERSE OF SECURITY

CUBIST PHARMACEUTICALS, INC.
2.50% CONVERTIBLE SENIOR NOTES DUE 2017

This Security is one of a duly authorized issuance of Securities of the Company, designated as its 2.50% Convertible Senior Notes due 2017 (the “Securities”), limited in aggregate principal amount of up to $450,000,000, all issued or to be issued under and pursuant to an Indenture dated as of October 25, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.  Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Securities may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Securities then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.  In case an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal of all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past Default or Event of Default under the Indenture and its consequences.

The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such exchange of Securities being different from the name of the Holder of the old Securities surrendered for such exchange.

The Securities are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding May 1, 2017 only upon the occurrence of certain conditions specified in the Indenture, and on or after May 1, 2017 until the close of business on the Business Day immediately preceding the Maturity Date regardless of the occurrence of such conditions, to convert any of its Securities or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

All terms used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on this Security.

THE INDENTURE AND THIS SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THIS SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421, Attention: Investor Relations.

ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM (= tenants in common)

TEN ENT (= tenants by the entireties)

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

CUST (= Custodian)

UGMA (= Uniform Gifts to Minors Act).

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a integral multiple of $1,000): $

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE UPON A FUNDAMENTAL CHANGE

To:  Cubist Pharmaceuticals, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Cubist Pharmaceuticals, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, to the registered Holder hereof.

Dated:

Dated:

Dated:
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Signatory of Securities Custodian

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